UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified in Its Charter)

MNG ENTERPRISES, INC. MNG INVESTMENT HOLDINGS, LLC STRATEGIC INVESTMENT OPPORTUNITIES LLC ALDEN GLOBAL CAPITAL LLC HEATH FREEMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Strategic Investment Opportunities LLC (“Opportunities”), together with the other participants named herein (collectively, the “Stockholder Group”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”).

Item 1: On February 15, 2022, the Stockholder Group issued the following press release:

Alden Global Capital, LLC Announces that Affiliate Will Be Filing Proxy Materials to Commence a “Vote No” Campaign Against Two Directors at Lee’s Upcoming 2022 Annual Meeting

Seeking Shareholder Support to Compel the Resignations of Two Extremely Long-Tenured and Deeply Entrenched Incumbent Candidates – Mary Junck and Herbert Moloney III – and to Send a Clear Message that Meaningful Change is Required

Urges Lee to Immediately Confirm that the Majority Voting Standard for the Election of Directors Provided for Under Lee’s Bylaws Will Be Applicable at the 2022 Annual Meeting

Concerned that the Board Is Unlawfully Using a Plurality Voting Standard to Try to Escape Accountability for its Shoddy Corporate Governance Practices, Underperformance and Disenfranchising Tactics

WEST PALM BEACH, Fla.--(BUSINESS WIRE)--Alden Global Capital, LLC (together with its affiliates, "Alden" or "we"), who through an affiliate has an ownership stake of approximately 6.3% of Lee Enterprises, Incorporated (“Lee” or the “Company”) (NASDAQ: LEE), today issued a statement in response to the Delaware Chancery Court’s decision to uphold Lee’s invalidation of Alden’s two highly qualified and fully independent director candidates and announced that its affiliate will be filing preliminary proxy materials with the SEC for a “Vote No” campaign seeking shareholder support to compel the resignations of two extremely long-tenured and deeply entrenched incumbent candidates – Mary Junck and Herbert Moloney III – and to send a clear message that meaningful governance improvements and Board enhancements are required at Lee to turn around years of poor performance.

Alden issued the following statement:

“Despite today’s ruling from the Delaware Court, we remain steadfast in our commitment to provide Lee with competent leadership that will improve returns for shareholders and the quality of journalism for readers. Our affiliate will therefore be filing proxy materials for a "Vote No" campaign to compel the resignations of Board members who are prioritizing their own interests over what is best for the company. Holding entrenched Board members Mary Junck and Herbert Moloney accountable for their decades of destructive decision-making, value destruction and enrichment at shareholders’ expense is important especially given Lee's poor corporate governance practices and significant underperformance since the acquisition of Berkshire Hathaway's BH Media Group publications. The troubling pattern of exorbitant payments over the course of two decades to companies related to Mr. Moloney, as well as decades worth of payments to Corporate Secretary C. D. Waterman III’s personal law firm, is why Lee's board must immediately launch a truly independent investigation of the many alarming related party payments and violations of Lee’s corporate policies. Our “Vote No” campaign will act as a referendum on this entrenched duo’s many failures as fiduciaries and will act as a platform for stockholders to send a clear message that the corporate governance at Lee must be rectified and that the Board must be reconstituted in order to turn things around.

Per Lee’s Bylaws, a director who receives a greater number of votes ‘AGAINST’ his or her election than votes ‘FOR’ his or her election must promptly tender his or her resignation to the Board. The Company’s director resignation policy therefore allows stockholders to compel the resignations of Directors Junck and Moloney for failing to serve shareholder interests. We are concerned that the Board may be trying to avoid accountability to its stockholders by attempting to have a ‘plurality’ voting standard apply to the election of directors whereby every incumbent director would be re-elected with as little as one vote being cast in such director’s favor. It is entirely disingenuous for the Company to deem this to be ‘contested election’ to enjoy the entrenchment benefits of ‘plurality’ voting when the Board has deemed all along our director candidates were invalid. We call on the Board to immediately confirm that the majority voting standard for the election of directors provided for under Lee’s Bylaws will be applicable at the 2022 Annual Meeting.”

Advisors

Moelis & Company LLC is acting as financial advisor to Alden Global Capital. Akin Gump Strauss Hauer & Feld LLP and Olshan Frome Wolosky LLP are serving as its legal counsel.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Alden Global Capital, LLC, together with the other participants named herein (collectively the “Stockholder Group”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with the 2022 annual meeting of stockholders of Lee Enterprises, Incorporated (the “Company”).

THE STOCKHOLDER GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Strategic Investment Opportunities LLC (“Opportunities”), MNG Enterprises, Inc. (“MNG Enterprises”), MNG Investment Holdings, LLC (“MNG Holdings”), Alden Global Capital LLC (“Alden”) and Heath Freeman.

As of the date hereof, Opportunities directly beneficially owns 371,117 shares of Common Stock. MNG Holdings, as the managing member of Opportunities, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. MNG Enterprises, as the sole member of MNG Holdings, may be deemed the beneficial holder of the 371,117 shares of Common Stock owned directly by Opportunities. Alden, as the investment manager of funds that collectively hold a majority voting interest in MNG Enterprises, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities. Mr. Freeman, as the President of Alden, may be deemed the beneficial owner of the 371,117 shares of Common Stock owned directly by Opportunities.

Contacts

Investors
Innisfree M&A Incorporated
Scott Winter / Jonathan Salzberger / Gabrielle Wolf
(212) 750-5833

Media
Cameron Gurley
(646) 660-8642
cameron@goldin.com

Item 2: Also on February 15, 2022, the Stockholder Group issued an Investor Presentation entitled “Independent and Experienced Leadership is Required to Create Stockholder Value at Lee Enterprises – VOTE AGAINST the election of Mary Junck and Herb Moloney”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.